UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2015

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in its Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The disclosure provided under Item 5.02(c) below is incorporated herein by reference.

(c) On February 19, 2015, Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) and its principal subsidiary, Seacoast National Bank (the “Bank”) announced the appointment of Stephen A. Fowle, age 49, to serve as Chief Financial Officer (“CFO”) of the Company and the Bank, effective April 6, 2015. Mr. Fowle will report directly to the Chairman and Chief Executive Officer Dennis S. Hudson, III.

William R. Hahl, Seacoast’s current CFO, intends to retire and has agreed to continue to serve as Executive Vice President during a transition period, providing assistance as needed.

Mr. Fowle has served as Executive Vice President and Chief Financial Officer of WSFS Financial Corporation, a $4.9 billion publicly-traded financial institution in Wilmington, Delaware, and its subsidiary, WSFS Bank, since January 2005. In this role, Mr. Fowle has been a key player in corporate strategy and leadership of company initiatives, including M&A and corporate development activities. He also has directed finance, tax, treasury, accounting, investor relations, vendor management, facilities and payable functions for WSFS. From 2000 to 2004, Mr. Fowle served as the Chief Financial Officer at Third Federal Savings and Loan Association of Cleveland, MHC, an $8+ billion multibank holding company of 15+ subsidiaries. From 1994 to 2000, Mr. Fowle was Vice President of Corporate Finance at Robert W. Baird & Co., Incorporated in Milwaukee, Wisconsin, a regional investment banking firm. Mr. Fowle received his Bachelor of Science in Chemistry from Stanford University and a Masters of Management from Northwestern University’s J.L. Kellogg Graduate School of Management.

A copy of the press release announcing Seacoast’s management change is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(e) In connection with his hiring, Mr. Fowle and the Company have entered into an offer letter dated February 19, 2015 (the “Offer Letter”) governing the terms of Mr. Fowle’s employment and his initial compensation arrangements. Under the Offer Letter, Mr. Fowle will be an at-will employee with no defined employment term, and either party may terminate the employment relationship at any time for any reason. The Offer Letter also provides that Mr. Fowle will not solicit the Company’s customers during the term of employment and for one year following employment. Upon hire, Mr. Fowle will receive: 1) an annual base salary of $330,000 per year, 2) an equity grant of Seacoast common stock, having a market value of $758,000, which shall vest on a pro rata basis over three years beginning on March 15, 2016, and 3) a change of control agreement which provides a severance benefit of one times his total base salary plus the highest incentive compensation paid over the previous three years. He would also be eligible to participate in: 1) the Company’s annual cash incentive plan, under which he will receive a minimum incentive bonus of $150,000 for 2015, and 2) Seacoast’s Long Term Incentive Compensation Program, under which he will receive a minimum award of $150,000 for 2015.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Seacoast Banking Corporation of Florida dated February 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

Date: February 24, 2015

By:  /s/ Dennis S. Hudson, III

Dennis S. Hudson, III

Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Seacoast Banking Corporation of Florida dated February 19, 2015.